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                                                                    EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


                                                               Jurisdiction of
Entity                                                         Incorporation
------                                                         -------------

Atwood Convention Publishing Inc.                              Missouri
Atwood Publishing, LLC                                         Delaware
Casino Executive, LLC                                          Nevada
Casino Publishing Co.                                          Missouri
CORSEARCH, Inc.                                                Delaware
Crimesearch, Inc.                                              Oklahoma
Expo Magazine, Inc.                                            Kansas
EXPO Magazine, LLC                                             Delaware
FocalPoint Entertaining, Inc                                   Maryland
Galaxy Design & Printing, Inc.                                 Maryland
Galaxy Expocard Europe B.V.                                    Netherlands
Galaxy Information Services, LLC                               Delaware
Galaxy Registration, Inc.                                      Maryland
G.E.M. Communications, Inc.                                    Oklahoma
GEM Communications, LLC                                        Delaware
GEM Nevada, LLC                                                Delaware
Transportation Communications Services, Inc.                   Oklahoma
Total Information Services, Inc.                               Oklahoma
T/SF Europe, Inc.                                              Oklahoma
T/SF Investment Co.                                            Delaware
T/SF of Nevada, Inc.                                           Nevada
T/SF Holdings, LLC                                             Delaware
T/SF Operating LLC                                             Delaware